EXHIBIT 10.6

[English Translation]

SHARE TRANSFER AGREEMENT

Transferor:	Yi Li	(“Party A”)

ID No.:	440301196906023818

Address:	24-504, Duqian Village, Futian District, Shenzhen, Guangdong

Transferor:	Yiying Zhang	(“Party B”)

ID No.:	44030119400131382X

Address:	24-504, Duqian Village, Futian District, Shenzhen, Guangdong

Transferor:	Ying Li	(“Party C”)

ID No.:	440301197110233849

Address:	24-504, Duqian Village, Futian District, Shenzhen, Guangdong

Transferor:	Shenzhen Chuangyixing Investment Company	(“Party D”)

Address:	RM 528 Xianke Mechanism & Electronic Mansion, Bagua 4th Rood, Futian District, Shenzhen

Legal Representative: Qiang Li		Title: Chairman

Transferee:	Grand Sun International Investment Limited	(“Party E”)

Address:	Room B, 20/F, Wanchai Commercial Centre, 194-204 Johnston Road, Wan Chai, Hong Kong

Legal Representative: Yi Li		Title: Chairman

Attorney-in-fact: Yingru Guo		Title: Secretary

Shenzhen Trony Science and Technology Development Co., Ltd. (the “Company”) was established in Shenzhen on September 29, 1993, and jointly invested and operated by Party A, Party B, Party C and Party D. The registered capital of the Company is Twenty Million Renminbi Yuan (RMB20,000,000), in which Party A has 55% equity interest, Party B has 15% equity interest, Party C has 5% equity interest, and Party D has 25% equity interest.

Party A is willing to transfer its 55% equity interest in the Company to Party E, and Party E is willing to accept such transfer; Party B is willing to transfer its 15% equity interest in the Company to Party E, and Party E is willing to accept such transfer; Party C is willing to transfer its 5% equity interest in the Company to Party E, and Party E is willing to accept such transfer; Party D is willing to transfer its 25% equity interest in the Company to Party E, and Party E is willing to accept such transfer.

NOW, THEREFORE, Party A, Party B, Party C, Party D and Party E agree to enter into this agreement (this “Agreement”) with respect to the equity interest transfer through consultation in accordance with the Company Law of the People’s Republic of China and the Contract Law of the People’s Republic of China.

Article 1                                                  Equity Transfer Price and Payment Schedule and Method

1.                                      Party A has 55% equity interest in the Company. Pursuant to the original contract of the Company, Party A shall contribute Eleven Million Renminbi Yuan (RMB11,000,000), and has actually contributed such amount. Party A hereby transfers its 55% equity interest in the Company to Party E for Twenty Two Million Renminbi Yuan (RMB22,000,000).

2.                                      Party B has 15% equity interest in the Company. Pursuant to the original contract of the Company, Party B shall contribute Three Million Renminbi Yuan (RMB3,000,000), and has actually contributed such amount. Party B hereby transfers its 15% equity interest in the Company to Party E for Six Million Renminbi Yuan (RMB6,000,000).

3.                                      Party C has 5% equity interest in the Company. Pursuant to the original contract of the Company, Party C shall contribute One Million Renminbi Yuan (RMB1,000,000), and has actually contributed such amount. Party C hereby transfers its 5% equity interest in the Company to Party E for Two Million Renminbi Yuan (RMB2,000,000).

4.                                      Party D has 25% equity interest in the Company. Pursuant to the original contract of the Company, Party D shall contribute Five Million Renminbi Yuan (RMB5,000,000), and has actually contributed such amount. Party D hereby transfers its 25% equity interest in the Company to Party E for Ten Million Renminbi Yuan (RMB10,000,000).

5.                                      Party E shall, within ninety (90) days from the effective date of this Agreement, pay the equity transfer price in the currency and amount set forth above to Party A, Party B, Party C and Party D through bank transfer at one time.

Article 2                                                  Party A, Party B, Party C and Party D warrant that they have full right of disposition to the equity interests to be transferred to Party E, and such equity interests are free and clear of any and all pledges, seizures, and recourse from any third party, otherwise, Party A, Party B, Party C and Party D shall bear all economic and legal liabilities arising therefrom.

Article 3                                                  Allocation of Profits and Losses (including credits and debts):

1.                                      Upon effectiveness of this Agreement, Party E shall share the profits as well as the relevant risks and losses of the Company based on the ratio of the equity interest transferred to it.

2.                                      Party E shall have the right of recourse against Party A, Party B, Party C and Party D with respect to any losses suffered by Party E after becoming a shareholder of the Company arising out of any failure by Party A, Party B, Party C or Party D to inform Party E of the debts of the Company incurred prior to the equity interest transfer of the Company strictly according to the facts at the time of executing this Agreement.

Article 4                                                  Liability for Breach

1.                                      Upon effectiveness of this Agreement, each of the parties shall act on its own initiatives to perform its obligations hereunder. In the event of any failure any party to fully perform its obligations pursuant to this Agreement, such party shall bear the liabilities in accordance with law and this Agreement.

2.                                      In the event of any failure by Party E to pay the equity transfer price in a timely manner, it shall pay liquidated damages to Party A, Party B, Party C and Party D in an amount equal to 0.01% of the overdue portion of the equity transfer price per day. In the event that the liquidated damages paid by Party E for the losses suffered by Party A, Party B, Party C and Party D as a result of Party E’s breach is less than the actual losses, Party E shall indemnify Party A, Party B, Party C and Party D separately.

3.                                      In the event of any failure by Party E to handle the amendment registration in a timely manner or any material effect on Party E’s realization of the purpose of entering into this Agreement attributable to Party A, Party B, Party C and Party D, Party A, Party B, Party C and Party D shall pay liquidated damages to Party E in an amount equal to 0.02% of the portion of the equity transfer price paid by Party E per day. In the event that the liquidated damages paid by Party A, Party B, Party C and Party D for the losses suffered by Party E as a result of Party A, Party B, Party C and Party D’s breach is less than the actual losses, Party A, Party B, Party C and Party D shall indemnify Party E separately.

Article 5                                                  Amendment to or Termination of the Agreement:

Party A, Party B, Party C, Party D and Party E may agree to amend or terminate this Agreement through consultation. Upon agreement through consultation on amendment or termination, the parties shall enter into an amendment or termination agreement separately, and go through the notarization procedures with Shenzhen Notary Public Office.

Article 6                                                  Allocation of Expenses:

The relevant expenses incurred in the course of the equity interest transfer (such as expenses incurred in connection with notarization, appraisal or audit, and amendment registration with the relevant administration of industry and commerce) shall be paid by the Company.

Article 7                                                  Dispute Settlement:

Any dispute arising out of or in connection with this Agreement shall be settled by Party A, Party B, Party C, Party D and Party E through friendly consultation. If no settlement can be reached through such consultation, such dispute shall be submitted to Shenzhen Sub-Commission of China International Economic and Trade Arbitration Commission for arbitration.

Article 8                                                  Conditions of Effectiveness

This Agreement shall become effective after being signed or sealed by Party A, Party B, Party C, Party D and Party E and notarized by Shenzhen Notary Public Office. The parties shall go through the amendment registration procedures with the relevant administration of industry and commerce upon effectiveness of this Agreement.

Article 9                                                  This Agreement shall be executed in ten (10) copies with each of Party A, Party B, Party C, Party D, Party E, the Company and Shenzhen Notary Public Office holding one (1) copy, the remaining copies shall be submitted to the relevant authorities.

Transferor: Qiang Li	Transferee: Yingru Guo

Seal of Shenzhen Chuangyixing Investment Company	Seal of Grand Sun International Investment Limited

Yi Li	Date: September 6, 2006

Yiying Zhang	Place: Shenzhen

Ying Li

NOTARY CERTIFICATE

(2006)Shen Zheng Zi No. 107561

Applicant:

Transferor (“Party A”):	Yi Li	ID No.: 440301196906023818

Transferor (“Party B”):	Yiying Zhang	ID No.: 44030119400131382X

Transferor (“Party C”):	Ying Li	ID No.: 440301197110233849

Transferor (“Party D”):	Shenzhen Chuangyixing Investment Company

	Representative:	Qiang Li

Transferee (“Party E”):	Grand Sun International Investment Limited

	Attorney-in-fact:	Yingru Guo

Notarization Matter: Equity Interest Transfer Agreement

Party A, Party B, Party C, Party D and Party E applied to Shenzhen Notary Public Office for notarization of the Share Transfer Agreement set forth above (the “Agreement”) on September 6, 2006.

Upon examination, Party A, Party B, Party C, Party D and Party E agreed to enter into the Agreement through consultation. Each party has the capacity for civil rights and civil conduct as required by law at the time of executing the Agreement.

Shenzhen Trony Science and Technology Development Co., Ltd. (the “Company”) was established in Shenzhen on September 29, 1993. The registered capital of the Company is Twenty Million Renminbi Yuan (RMB20,000,000), in which Party A has 55% equity interest and now intends to transfer its 55% equity interest in the Company to Party E for Twenty Two Million Renminbi Yuan (RMB22,000,000), Party B has 15% equity interest and now intends to transfer its 15% equity interest in the Company to Party E for Six Million Renminbi Yuan (RMB6,000,000), Party C has 5% equity interest and now intends to transfer its 5% equity interest in the Company to Party E for Two Million Renminbi Yuan (RMB2,000,000), and Party D has 25% equity interest and now intends to transfer its 25% equity interest in the Company to Party E for Ten Million Renminbi Yuan (RMB10,000,000), and Party E agrees to accept such equity interests at the price set forth above.

The Agreement executed by the parties reflects their true expression of intention, and the provisions of the Agreement relating to the price, payment method and liability for breach are specific and accurate.

Based on the facts set forth above, this is to certify that Party A (Yi Li), Party B (Yiying Zhang), Party C (Ying Li), Party D (Qiang Li, representative of Shenzhen Chuangyixing Investment Company), and Party E (Yingru Guo, Attorney-in-fact of Grand Sun International Investment Limited entered into the Agreement set forth above on September 6, 2006, the execution of the parties are in compliance with Article 55 of the General Principles of the Civil Law of the People’s Republic of China, the provisions of the Agreement are in compliance with the relevant provisions of the Company Law of the People’s Republic of China and the Contract Law of the People’s Republic of China, and the signatures and seals of the parties on the Agreement are authentic.

Shenzhen Notary Public Office of the People’s Republic of China

Notary Public: Xueping Guo (Seal)

September 10, 2006